Ex. 99.28(h)(19)(i)

JNL Series Trust

Fund of Funds Participation Agreement

This Fund of Funds Participation Agreement (the “Agreement”) is made as of the date set forth below by and among JNL Series Trust (the “Trust”), a Massachusetts business trust, on behalf of each of its series named on Schedule A (each, a “Fund of Funds,” and collectively, the “Funds of Funds”); Jackson National Asset Management, LLC (“JNAM”), the investment adviser to the Funds of Funds; each trust or corporation identified on Schedule B (each, an “Acquired Fund” and collectively, the “Acquired Funds”), each on behalf of its respective series named on Schedule B (each, a “Portfolio” and collectively, the “Portfolios”); and J.P. Morgan Investment Management Inc., the investment adviser to the Portfolios (“JPMIM”).

Whereas, Section 12(d)(1)(A) of the Investment Company Act of 1940, as amended (the “Act”), among other things, limits investment by an investment company, as defined in the Act, in any other investment company that is registered under the Act; and

Whereas, Section 12(d)(1)(B) of the Act, among other things, limits the sale of shares by a registered open-end investment company, as defined in the Act, to any other investment company; and

Whereas, the Trust is a registered open-end management investment company, as defined in the Act; and

Whereas, the Trust is operated as a series fund, and each Fund of Funds is a series of the Trust, each having its own assets and liabilities and each investing in securities in accordance with its own investment objectives and policies, as described in the registration statement for that Fund of Funds and the Trust; and

Whereas, each Acquired Fund is a registered open-end management investment company, as defined in the Act; and

Whereas, each Acquired Fund is operated as a series fund, and each Portfolio is a series of an Acquired Fund, having its own assets and liabilities and invests in securities in accordance with its own investment objectives and policies, as described in the registration statement for the Portfolio and the Acquired Fund; and

Whereas, the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) has granted an order (Rel. No. 29484, Oct. 25, 2010) exempting certain investment companies selling shares to other investment companies from the limits of Sections 12(d)(1)(A) and (B) (such order and the application therefor together, the “Order”); and

Whereas, in reliance on the Order, each Fund of Funds may acquire shares (“Shares”) in each Portfolio in excess of the limits imposed by Section 12(d)(1)(A), and each Acquired Fund

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may sell Shares of its respective Portfolios to each Fund of Funds in excess of the limits imposed by Section 12(d)(1)(B); and

Whereas, pursuant to Condition 8 set forth in the Order, the Trust must enter into a written agreement with each Acquired Fund, on behalf of a Portfolio, prior to a Fund of Funds acquiring Shares in the Portfolio in excess of the limit imposed by Section 12(d)(1)(A)(i) of the Act, and this Agreement is intended to meet the requirements of Condition 8;

Now, Therefore, the Trust, on behalf of each Fund of Funds, JNAM, each Acquired Fund, on behalf of its Portfolios, and JPMIM, agree as follows:

1.          The term “Acquired Fund Affiliate,” as used herein, shall mean a Portfolio’s investment adviser(s), sponsor, promoter, principal underwriter, and any person controlling, controlled by or under common control with any of those entities. Capitalized terms used and not otherwise defined herein shall have the meanings assigned such terms in the Order.

The term “Fund of Funds Advisory Group,” as used herein, shall consist of JNAM and any person controlling, controlled by, or under common control with JNAM, and any investment company (including the Funds of Funds) and any issuer that would be an investment company but for Sections 3(c)(1) or 3(c)(7) of the Act that is advised by JNAM, or any person controlling, controlled by, or under common control with JNAM.

The term “Fund of Funds Subadvisory Group,” as used herein, shall consist of a sub-adviser to a Fund of Funds and any person controlling, controlled by, or under common control with the sub-adviser, and any investment company (including the Funds of Funds) and any issuer that would be an investment company but for Sections 3(c)(1) or 3(c)(7) of the Act that is advised by the sub-adviser, or any person controlling, controlled by, or under common control with the sub-adviser.

The term “Fund of Funds Affiliate,” as used herein, means JNAM, JPMIM and any promoter and principal underwriter of the Fund of Funds, and any person controlling, controlled by, or under common control with any of those entities within the meaning of Section 2(a)(9) of the Act.

The term “Affiliated Underwriting,” as used herein, means an offering of securities during the existence of an underwriting or selling syndicate of which a principal underwriter is an Underwriting Affiliate.

The term “Underwriting Affiliate,” as used herein, means a principal underwriter in any underwriting or selling syndicate that is an officer, director, member of an advisory board, investment adviser, sub-adviser, or employee of the Fund of Funds, or a person of which any such officer, director, member of an advisory board, investment adviser, sub-adviser or employee is an affiliated person; except that any person whose relationship to the Acquired Fund is covered by Section 10(f) of the Act is not an Underwriting Affiliate.

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2.         The Trust has provided the Acquired Funds a copy of the Order. A Fund of Funds promptly shall deliver to the Acquired Funds a copy of any notice of any application filed with the Commission by the Fund of Funds or any of its affiliates to amend, or if granted, would have the effect of amending, the Order, if such application would affect the Fund of Funds, as well as any order issued by the Commission pursuant to such notice. An Acquired Fund will notify the Fund of Funds if the Acquired Fund applies for or obtains an order from the Commission under Section 12(d)(1)(J) of the Act for an exemption from Sections 12(d)(1)(A) and (B) of the Act.

3.          The members of the Fund of Funds Advisory Group will not control (individually or in the aggregate) a Portfolio within the meaning of Section 2(a)(9) of the Act. The members of a Fund of Funds Subadvisory Group will not control (individually or in the aggregate) a Portfolio within the meaning of Section 2(a)(9) of the Act. If, as a result of a decrease in a Portfolio’s outstanding voting securities, the Fund of Funds Advisory Group or a Fund of Funds Subadvisory Group becomes, in the aggregate, a holder of more than 25% of the outstanding voting securities of a Portfolio, the Trust and JNAM agree that the Fund of Funds Advisory Group or the Fund of Funds Subadvisory Group, as applicable, including a Fund of Funds (except for any member of the Fund of Funds Advisory Group or Fund of Funds Subadvisory Group who is a Separate Account), will vote its Shares of the Portfolio in the same proportion as the vote of all other holders of the Portfolio’s Shares. Except as provided above, a Registered Separate Account will seek voting instructions from its variable life insurance and variable annuity contract (“Variable Contract”) holders and will vote its Shares of a Portfolio in accordance with the instructions received and will vote those Shares for which no instructions were received in the same proportion as the Shares for which instructions were received. Except as provided above, an Unregistered Separate Account will either: (i) vote its Shares of the Portfolio in the same proportion as the vote of all other holders of the Portfolio’s Shares; or (ii) seek voting instructions from its Variable Contract holders and vote its Shares in accordance with the instructions received and vote those Shares for which no instructions were received in the same proportion as the Shares for which instructions were received. This condition will not apply to a Subadvisory Group with respect to a Portfolio for which the Sub-adviser or a person controlling, controlled by, or under common control with the Sub-adviser acts as the investment adviser within the meaning of Section 2(a)(20)(A) of the Act.

4.          JNAM agrees that it will waive fees otherwise payable to it by a Fund of Funds in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by a Portfolio pursuant to Rule 12b-1 under the Act) received from a Portfolio by JNAM, or an affiliated person of JNAM, other than any advisory fees paid to JNAM or its affiliated person by a Portfolio, in connection with the Fund of Funds’ investment in the Portfolio. Any Sub-adviser to the Fund of Funds will waive fees otherwise payable to the Sub-adviser, directly or indirectly, by the Fund of Funds in an amount at least equal to any compensation received by the Sub-adviser, or an affiliated person of the Sub-adviser, from a Portfolio, other than any advisory fees paid to the Sub-adviser or its affiliated person by a Portfolio, in connection with the investment by the Fund of Funds in the Portfolio made at the direction of the Sub-adviser. In the event that the Sub-adviser waives fees, the benefit of the waiver will be passed through to the Fund of Funds.

5.          No Fund of Funds or Fund of Funds Affiliate will cause any existing or potential investment by the Fund of Funds in Shares of a Portfolio to influence the terms of any services or

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transactions between the Fund of Funds or Fund of Funds Affiliate and the Portfolio or an Acquired Fund Affiliate.

6.          Before any Fund of Funds relies on the Order, the Board of the Trust, including a majority of the Disinterested Trustees, will adopt procedures reasonably designed to assure that JNAM and any Sub-adviser to the Fund of Funds are conducting the Fund of Funds’ investment program without taking into account any consideration received by the Fund of Funds or Fund of Funds Affiliate from a Portfolio or an Acquired Fund Affiliate in connection with any services or transactions.

7.           No Fund of Funds or Fund of Funds Affiliate (except to the extent it is acting in its capacity as an investment adviser to a Portfolio) will cause a Portfolio to purchase a security in any Affiliated Underwriting.

8.          The Board of Trustees of an Acquired Fund (each an “Acquired Fund Board”), including a majority of the Acquired Fund Board’s Disinterested Trustees, will adopt procedures reasonably designed to monitor any purchases of securities by a Portfolio in an Affiliated Underwriting, once an investment by a Fund of Funds in the Shares of the Portfolio exceeds the limit of Section 12(d)(1)(A)(i) of the Act, including any purchases made directly from an Underwriting Affiliate. The Acquired Fund Board will review these purchases periodically, but no less frequently than annually, to determine whether the purchases were influenced by the investment by the Fund of Funds in Shares of the Portfolio. The Acquired Fund Board will consider, among other things: (a) whether the purchases were consistent with the investment objectives and policies of the Portfolio; (b) how the performance of securities purchased in an Affiliated Underwriting compares to the performance of comparable securities purchased during a comparable period of time in underwritings other than Affiliated Underwritings or to a benchmark, such as a comparable market index; and (c) whether the amount of securities purchased by the Portfolio in Affiliated Underwritings and the amount purchased directly from an Underwriting Affiliate have changed significantly from prior years. The Acquired Fund Board will take any appropriate actions based on its review, including, if appropriate, the institution of procedures designed to assure that purchases of securities in Affiliated Underwritings are in the best interests of shareholders.

9.             Each Acquired Fund will maintain and preserve permanently, in an easily accessible place, a written copy of the procedures described in the preceding Section of this Agreement, and any modifications to such procedures, and will maintain and preserve for a period of not less than six years from the end of the fiscal year in which any purchase from an Affiliated Underwriting occurred, the first two years in an easily accessible place, a written record of each purchase of securities in an Affiliated Underwriting once an investment by a Fund of Funds in the Shares of a Portfolio exceeds the limit of Section 12(d)(1)(A)(i) of the Act, setting forth the (a) party from whom the securities were acquired, (b) identity of the underwriting syndicate’s members, (c) terms of the purchase, and (d) information or materials upon which the determinations of the Acquired Fund Board were made.

10.            Once an investment by a Fund of Funds in the Shares of a Portfolio exceeds the limit of Section 12(d)(1)(A)(i) of the Act, the Acquired Fund Board, including a majority of the Acquired

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Fund Board’s Disinterested Trustees, will determine that any consideration paid by the Portfolio to a Fund of Funds or a Fund of Funds Affiliate in connection with any services or transactions: (a) is fair and reasonable in relation to the nature and quality of the services and benefits received by the Portfolio; (b) is within the range of consideration that the Portfolio would be required to pay to another unaffiliated entity in connection with the same services or transactions; and (c) does not involve overreaching on the part of any person concerned. This condition does not apply with respect to any services or transactions between a Portfolio and its investment adviser(s), or any person controlling, controlled by, or under common control with such investment adviser(s).

11.         No Fund of Funds will acquire Shares of a Portfolio in excess of the limit of Section 12(d)(1)(A)(i) of the Act unless and until the Trust, on behalf of the Fund of Funds, and the Acquired Fund, on behalf of the Portfolio, have executed this Agreement.

JNAM has provided the Acquired Fund and JPMIM with a list of: (i) the name of each Fund of Funds Affiliate; and (ii) the name of each Underwriting Affiliate, attached hereto as Schedule C (the “List”). JNAM will notify the Acquired Fund and JPMIM of any changes to the List as soon as reasonably practicable after a change occurs.

The Acquired Fund and JPMIM will notify the Trust and JNAM at or prior to the time of an investment by the Fund of Funds in an Acquired Fund in excess of the limits in Section 12(d)(1)(A)(i).

12.        The Acquired Funds agree that the Portfolios will comply with the terms of the Order with respect to investments in any other investment company or company relying on Section 3(c)(1) or 3(c)(7) of the Act.

Consistent with the foregoing, each Portfolio may acquire during the term of this Agreement securities of another investment company or company relying on Sections 3(c)(1) or 3(c)(7) of the Act in excess of the limitations contained in Section 12(d)(1)(A) of the Act pursuant to the exemptive relief provided by Rule 12d1-1 under the Act (or any other existing or future applicable exemptive relief); provided, however, that such acquisition is for short-term cash management purposes.

13.       The Trust, on behalf of each Fund of Funds, represents and warrants that its Board of Trustees and JNAM understand the terms and conditions of the Order and agree to fulfill their responsibilities under the Order. The Fund of Funds Board of Trustees, including a majority of the Disinterested Trustees, prior to approving any investment advisory agreement under Section 15 of the Act, will find that the advisory fees charged under any advisory agreement between the Fund of Funds and JNAM are based on services provided that are in addition to, rather than duplicative of, the services provided under the investment advisory agreement of an Acquired Fund, on behalf of the Portfolio, and will record fully the basis upon which such finding was made in the minute books of the Fund of Funds. The Trust, on behalf of the Fund of Funds, agrees that it will maintain and preserve a copy of the Order, the Agreement, and the List with

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any updated information for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place.

14.       The Trust understands that this Agreement is entered into in furtherance of, and pursuant to, the Order, and agrees that this Agreement shall be interpreted consistently therewith.

15.       JNAM represents and warrants to the Acquired Funds and JPMIM that it has read the Order and agrees to the terms and conditions thereof. JNAM further agrees that it will use its best efforts to (a) cause each Fund of Funds to abide by the terms and conditions of the Order and this Agreement, and (b) fulfill its responsibilities under the Order.

16.       JNAM represents and warrants to the Acquired Funds and JPMIM that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or is exempt from such registration.

17.      Each Acquired Fund, on behalf of its Portfolios, represents and warrants that its Board of Trustees and JPMIM understand the terms and conditions of the Order and agree to fulfill their responsibilities under the Order. Each Acquired Fund understands that this Agreement is entered into in furtherance of, and pursuant to, the Order, and agrees that this Agreement shall be interpreted consistently therewith.

18.       Each Acquired Fund, on behalf of each of its respective Portfolios, and JPMIM represents and warrants to the Trust and JNAM that the respective Portfolios are currently qualified and eligible to be treated as a Regulated Investment Company under Subchapter M of the Code, and the regulations thereunder, and that it will qualify and to maintain such qualification and eligibility (under Subchapter M of the Code or any successor or similar provision) and that it will notify the Trust, and JNAM immediately upon having a reasonable basis for believing that the Portfolio has ceased to so qualify or to be so eligible (taking into account the grace period afforded by Section 851(d)(1) of the Code with respect to the diversification requirements under Section 851(b)(3) of the Code) or that the Portfolio might not so qualify or be eligible in the future.

19.        The Acquired Funds, on behalf of each of its respective Portfolios, and JPMIM each represents and warrants to the Trust that the Shares of the Portfolios are or will be registered for sale under the 1933 Act and the Act and, as applicable, under state securities laws, and that the Shares of the Portfolios will be issued, sold and distributed in compliance in all material respects with all applicable federal securities laws. The Acquired Funds, on behalf of each of its respective Portfolios, and JPMIM each represents and warrants to the Trust that the Acquired Fund is and shall remain at all times while this Agreement is in force, registered as an open-end management investment company under the Act.

20.         The Acquired Funds warrant and represent to the Trust and JNAM that the class of shares of the Portfolios in which the Fund of Funds will invest do not charge a distribution and/or service fee pursuant to Rule 12b-1 of the Act (“12b-1 Fee”) or a service fee, as defined in FINRA Rule 2830, outside of Rule 12b-1.

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21.          JPMIM represents and warrants to the Trust and JNAM that it has read the Order and agrees to the terms and conditions thereof. JPMIM further agrees that it will use its best efforts to (a) cause each Portfolio to abide by the terms and conditions of the Order and this Agreement, and (b) fulfill its responsibilities under the Order.

22.          JPMIM represents and warrants to the Trust and JNAM that it is registered as an investment adviser under the Advisers Act.

23.         Any of the provisions of this Agreement notwithstanding, the Trust, on behalf of each Fund of Funds, represents and warrants to the Acquired Funds that each Fund of Funds operates, and will continue to operate, in compliance with the Order, the Act, and the Commission’s rules and regulations thereunder. The Trust agrees that the Acquired Funds, on behalf of each Portfolio, are entitled to rely on the representations contained in this Agreement and that the Acquired Funds have no independent duty to monitor the Trust’s compliance with this Agreement, the Order, the Act, or the Commission’s rules and regulations thereunder.

24.          Any of the provisions of this Agreement notwithstanding, each Acquired Fund, on behalf of its Portfolios, represents and warrants to the Trust that each Portfolio operates, and will continue to operate, in compliance with the Order, the Act, and the Commission’s rules and regulations thereunder. Each Acquired Fund agrees that the Trust, on behalf of each Fund of Funds, is entitled to rely on the representations contained in this Agreement and that the Trust has no independent duty to monitor the Acquired Fund’s compliance with this Agreement, the Order, the Act, or the Commission’s rules and regulations thereunder.

25.         The Acquired Funds, on behalf of their respective Portfolios, agree that each shall maintain and preserve a copy of this Agreement, together with copies of the Order and the List with any updated information for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place.

26.         It is understood that the name of each party to this Agreement, and any derivatives thereof or logos associated with that name is the valuable property of the party in question and its affiliates. Each Acquired Fund and JPMIM each hereby consents to the use of its name and the names of the applicable Portfolios or any trade name, trademark, trade device, service mark, or symbol, or any abbreviation, contraction, or derivative thereof or logos associated with those names in the Funds of Funds’ disclosure documents, and to the extent required, necessary or advisable, in shareholder communications; provided however, each Acquired Fund and JPMIM may withdraw authorization for the use of its name and the names of the applicable Portfolios in relation to the Fund of Funds upon sixty (60) days’ written notice to the Trust; provided further, however, that the Trust and the Fund of Funds may continue to use the above referenced names in its registration statement or other documents to the extent deemed necessary by the Trust and the Fund of Funds to comply with disclosure obligations under applicable law and regulation. Except as provided above, no party hereto, or any of their affiliates, shall use the name or any trade name, trademark, trade device, service mark, or symbol, or any abbreviation, contraction or derivatives thereof, of any other party hereto, or any of their affiliates, for any purpose, including in its marketing materials, unless required by applicable law, or it first provides 10 days advance

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notice to the other relevant party(ies)unless the other party(ies) reasonably object(s). Upon termination of this Agreement or withdrawal of any such approval, the parties shall immediately forthwith cease to use the name or any trade name, trademark, trade device, service mark, or symbol, or any abbreviation, contraction, or derivatives thereof, of any other party except to the extent that continued use is required by applicable laws, rules, and regulations.

27.          Except with the written consent of the Acquired Funds or JPMIM, as appropriate, the Trust shall not make any oral or written material representations concerning the Acquired Funds, the Portfolios, or JPMIM other than the information or representations contained in: (a) a registration statement or prospectus for an Acquired Fund, as amended or supplemented from time to time; (b) published reports or statements of the Portfolios that are in the public domain or are approved by the Acquired Funds or their designee; or (c) sales literature or other promotional material of the Acquired Funds supplied to the Trust or a Fund of Funds Affiliate by an Acquired Fund or its agent. Notwithstanding the foregoing, this provision shall not be interpreted to prevent the Funds of Funds or JNAM from providing information about the Acquired Funds, the Portfolios, JPMIM, or this Agreement to regulators, as required under applicable law, or to the members of the Trust’s Board of Trustees, accountants, or legal counsel who have a need to know such information and who have been made aware of the restrictions contained in this Agreement concerning the use of such information. For purposes of Sections 27 through 29, the phrase “sales literature or other promotional material” shall be construed in accordance with all applicable laws and regulations.

28.         (a) JNAM and each Fund of Funds, as applicable, shall indemnify and hold harmless JPMIM, each of the Acquired Funds and each Portfolio and each of their respective affiliates, directors, officers and employees and each person who controls any of them within the meaning of Section 15 of the Securities Act of 1933, as amended, (collectively, the “Indemnified Parties” for the purposes of this Section) from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys’ fees (“Losses”), to which the Indemnified Parties may be subject, insofar as such Losses arise out of, are a result of or are based upon (i) JNAM’s or the applicable Fund of Fund’s gross negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) JNAM’s or the applicable Fund of Funds’ violation of any applicable law in connection with the performance of its duties and obligations under this Agreement, (iii) any material breach by JNAM or the applicable Fund of Funds or persons under its respective control of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement by JNAM or a Fund of Funds or persons under its respective control or (iv) a material violation by JNAM or a Fund of Funds or persons under its respective control of a term and condition of the Order applicable to JNAM or the Fund of Funds or persons under its respective control. Notwithstanding the foregoing, JNAM and each Fund of Funds shall not have any obligation to indemnify any of the Indemnified Parties for any Loss arising from, as a result of, or based upon the willful misfeasance, bad faith, or gross negligence of such Indemnified Party in the performance of its obligations or duties under this Agreement or the Order. This indemnity provision is in addition to any other liability which JNAM or a Fund of Funds may otherwise have to JPMIM, the Acquired Funds, the Portfolios or their respective affiliates.

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(b)       Neither JNAM nor the Fund of Funds shall be liable under this indemnification provision with respect to any special, consequential or punitive damages whether or not the Indemnified Parties were advised of the possibility of the damage or loss asserted.

(c) Neither JNAM nor the Fund of Funds shall be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified JNAM and/or the Fund of Funds, as applicable, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify JNAM and/or the Fund of Funds, as applicable, of any such claim shall not relieve JNAM and/or the Fund of Funds, as applicable, from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, JNAM and/or the Fund of Funds, as applicable, shall be entitled to participate, at its own expense, in the defense of such action, provided that it gives written notice of such intention to the Indemnified Parties. JNAM and/or the Fund of Funds, as applicable, also shall be entitled to assume and to control the defense thereof. After notice from JNAM and/or the Fund of Funds, as applicable, to such Indemnified Party of JNAM’s and/or the Fund of Funds’, as applicable, election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and JNAM and/or the Fund of Funds, as applicable, will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Indemnified Parties will promptly notify JNAM and/or the Fund of Funds, as applicable, of the commencement of any litigation or proceedings against the Indemnified Parties in connection with the issuance or sale of the shares of the Funds of Funds or the operation of the Funds of Funds.

(e) The parties to this Agreement acknowledge that the obligations of the Trust on behalf of each of its Fund of Funds hereunder are several, not joint, and the assets and liabilities of each Fund of Funds are separate and distinct. The parties hereto agree that all obligations and liabilities of a Fund of Funds arising out of this Agreement are binding solely upon and may be satisfied solely from the assets or property of such applicable Fund of Funds and shall not be binding on or satisfied from any other series of the Trust or the trustees, directors, officers, members or shareholders of the Fund of Funds or of any other series of the Trust.

29.          (a) Each Acquired Fund, with respect to each Portfolio that is a series of such Acquired Fund, and JPMIM, as applicable, shall indemnify and hold harmless, JNAM, the Trust, and each of the Fund of Funds, and each of their respective affiliates, directors, officers and employees and each person who controls any of them within the meaning of Section 15 of the Securities Act of 1933, as amended, (collectively, the “Indemnified Parties” for the purposes of this Section) from and against any and all Losses to which the Indemnified Parties may be subject insofar as such Losses arise out of, are as a result of, or are based upon (i) any untrue statements or alleged untrue statements of any material fact contained in the registration statements on Form N-1A or

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current prospectus(es) or sales literature of the Acquired Fund with respect to the Portfolio (or any amendment or supplement to any of the foregoing), or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this subsection (a)(i) shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to any of the Indemnified Parties by or on behalf of JNAM for use in the Acquired Fund’s registration statement on Form N-1A and prospectus(es) with respect to the Portfolio or in sales literature (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Shares of the Portfolio; (ii) JPMIM’s or the applicable Portfolio’s gross negligence or willful misconduct in the performance of its duties and obligations under this Agreement; (iii) JPMIM’s or the applicable Portfolio’s violation of any applicable law in connection with the performance of its duties and obligations under this Agreement, (v) any material breach by JPMIM or a Portfolio or persons under its respective control of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement by JPMIM the applicable Portfolio or persons under its respective control, or (vi) a material violation by JPMIM or an Acquired Fund or persons under its respective control of a term or condition of the Order applicable to JPMIM or the Acquired Funds or persons under its respective control. Notwithstanding the foregoing, JPMIM and each Acquired Fund shall not have any obligation to indemnify any of the Indemnified Parties for any Loss arising from, as a result of or based upon the willful misfeasance, bad faith, or gross negligence of such Indemnified Party in the performance of its obligations or duties under this Agreement or the Order. This indemnity provision is in addition to any other liability which JPMIM or a Portfolio may otherwise have to JNAM, the Trust, the Fund of Funds or their respective affiliates.

(b) Neither JPMIM nor the Acquired Funds shall be liable under this indemnification provision with respect to any special, consequential punitive damages whether or not the Indemnified Parties were advised of the possibility of the damage or loss asserted.

(c) Neither JPMIM nor the Acquired Funds shall be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Acquired Fund and/or JPMIM, as applicable, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Acquired Fund and/or JPMIM, as applicable, of any such claim shall not relieve the Acquired Fund and/or JPMIM, as applicable, from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, an Acquired Fund and/or JPMIM, as applicable, shall be entitled to participate, at its own expense, in the defense of such action, provided that it gives written notice of such intention to the Indemnified Parties. An Acquired Fund and/or JPMIM, as applicable, also shall be entitled to assume and to control the defense thereof. After notice from the Acquired Fund and/or JPMIM, as applicable, to such Indemnified Party of the Acquired Fund’s and/or JPMIM’s, as applicable, election to assume the defense thereof, the Indemnified Party shall bear the fees and

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expenses of any additional counsel retained by it, and the Acquired Fund and/or JPMIM, as applicable, will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof, other than reasonable costs of investigation.

(d) The Indemnified Parties will promptly notify each Acquired Fund and/or JPMIM, as applicable, of the commencement of any litigation or proceedings against the Indemnified Parties in connection with the issuance or sale of the Shares of the Portfolios.

(e) The parties to this Agreement acknowledge that the obligations of each Acquired Fund on behalf of its respective Portfolios hereunder are several, not joint. The obligations of each Acquired Fund to indemnify the Indemnified Parties pursuant to this Section shall be confined solely to that Acquired Fund.

30.         The parties to this Agreement acknowledges that the receipt of any compensation by (i) an affiliated person of a Fund of Funds, or an affiliated person of such person, for the purchase of Shares of the Portfolios by the Fund of Funds, or (ii) an affiliated person of an Acquired Fund, or an affiliated person of such person, for the sale of Shares of the Portfolios by the Acquired Fund to the Fund of Funds, may be prohibited by Section 17(e)(1) of the Act.

31.         This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns. No party may assign any of its rights under this Agreement without the prior written consent of the other party. Any purported assignment of rights in violation of this Section is void.

32.         Each party to this Agreement agrees to maintain the confidentiality of all information (including personal financial information of the customers of either party) received from the other party pursuant to this Agreement. Each party agrees not to use any such information for any purpose, or disclose any such information to any person, except as permitted or required by applicable laws, rules and regulations, including the Gramm-Leach-Bliley Act and any regulations promulgated thereunder.

33.           The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal law.

34.          The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the parties need not appear on the same counterpart. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties.

35.           This Agreement shall be construed and interpreted in accordance with the laws of the State of New York without regard to conflict of law principles, and the applicable provisions of the Act or other federal laws and regulations which may be applicable. To the extent that the applicable laws of the State of New York or any of the provisions herein conflict with the applicable

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provisions of the Act or other federal laws and regulations which may be applicable, the latter shall control. The parties to this Agreement hereby irrevocably agree to submit to the jurisdiction of the courts located in the State of New York for any action or proceeding arising out of this Agreement, and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard or determined in such courts.

36.           This Agreement will continue until terminated in writing by a party: (i) upon one hundred twenty (120) days written notice to the other parties; or (ii) in the event of a material breach of this Agreement, upon sixty (60) days written notice to the breaching party, which may be given in the sole discretion of the non-breaching party(ies).

37.           This Agreement may be terminated upon a party’s reasonable determination that the other parties have failed to comply with either the conditions contained in the Order or the requirements of the Act.

38.          Each party giving or making any notice, including any information that a party is required to deliver to the other parties by the Order or this Agreement, shall give the notice in writing and shall use one of the following methods of delivery, each of which for purposes of this Agreement is a writing: (a) personal delivery; (b) registered or certified mail, in each case, return receipt requested and postage prepaid; or (c) nationally recognized overnight courier, with all fees prepaid. Such notice shall be delivered to the address set forth below (which may be changed from time to time upon written notice to the other parties).

If to the Trust or a Fund of Funds:

JNL Series Trust

1 Corporate Way

Lansing, MI 48951

Attention: Chief Legal Officer

Email address: JNAM-Legal@jackson.com

If to the Fund of Funds Adviser:

Jackson National Asset Management, LLC

225 West Wacker Drive

Suite 950

Chicago, IL 60606

Attention: General Counsel

Email address: JNAM-Legal@jackson.com

If to JPMIM, an Acquired Fund or a Portfolio:

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JPMorgan Asset Management

1111 Polaris Parkway, Floor 1F

Columbus, OH 43240

Attn: Contract Administration

bryn.m.carskadon@jpmorgan.com

With the exception of the contact information listed in this Section, which may be changed from time to time upon written notice to the other parties, the parties may amend this Agreement only by a written agreement signed by the parties.

39.       If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement remain in full force and effect, if the essential terms and conditions of this Agreement for each party remain valid, legal and enforceable.

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In Witness Whereof, the parties have duly executed this Agreement, effective as of the 24th day of June, 2019.

JNL Series Trust on behalf of each of its Fund of Funds listed on Schedule A

By:	/s/ Susan S. Rhee
Name:	Susan S. Rhee
Title:	Senior Vice President, Counsel and Secretary

Jackson National Asset Management, LLC

By:	/s/ Mark D. Nerud
Name:	Mark D. Nerud
Title:	President and Chief Executive Officer

JPMORGAN TRUST I,

JPMORGAN TRUST II

JPMORGAN TRUST IV

JPMORGAN FLEMING MUTUAL FUND GROUP, INC

J.P. MORGAN MUTUAL INVESTMENT TRUST

UNDISCOVERED MANAGERS FUNDS

on behalf of its Underlying Funds listed on Schedule B, Severally and Not Jointly on behalf of each of its Portfolios listed on Schedule B

By:	/s/ Jeffrey House
Name:	Jeffrey House
Title:	Assistant Treasurer

J.P. Morgan Investment Management Inc.

By:	/s/ Matt Kamburowski
Name:	Matt Kamburowski
Title:	Managing Director

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Schedule A

Fund of Funds

JNL/JPMORGAN GLOBAL ALLOCATION FUND

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Schedule B

List of Acquired Funds and Portfolios

Underlying Trust and Funds

JPMorgan Trust I

JPMorgan Emerging Markets Equity Fund

JPMorgan Emerging Markets Strategic Debt Fund

JPMorgan Floating Rate Income Fund

JPMorgan International Unconstrained Equity Fund

JPMorgan Managed Income Fund

JPMorgan Opportunistic Equity Long/Short Fund

JPMorgan Trust II

JPMorgan High Yield Fund

JPMorgan Trust IV

JPMorgan Fleming Mutual Fund Group, Inc.

JPMorgan Mutual Fund Investment Trust

NO CURRENT PORTFOLIOS

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